UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 1, 2007

(Date of Report/Date of earliest event reported)

SOLO CUP COMPANY

(Exact name of registrant as specified in its charter)

Commission file number 333-116843

Delaware	47-0938234
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1700 Old Deerfield Road, Highland Park, Illinois	60035
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 847/831-4800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2007, the Board of Directors (the “Board”) of Solo Cup Company (the “Company”) approved a new Long Term Incentive Plan (“LTIP” or the “Plan”). The purpose of the LTIP is to provide long term incentives to selected key management employees of the Company and its affiliates, including the named executive officers.

The principal terms and conditions of the LTIP are as follows:

•

Awards under the Plan represent the opportunity to receive a cash bonus payment upon the occurrence of any sale, redemption, transfer or other disposition by Vestar Capital Partners IV, L.P. or its affiliates (collectively “Vestar”) of all or a portion of its equity interest in Solo Cup Investment Corporation ("SCIC") for cash or marketable securities (a “Liquidity Event”). (Vestar currently controls the Board of the Company and owns approximately 33 percent of SCIC’s common stock on an as-converted basis.)

•

The aggregate of all awards available under the Plan (the “LTIP Award Pool”) will be determined based on a sliding percentage of the equity value of SCIC (the “Equity Value”), as determined by the Board, in accordance with the existing Stockholder Agreement of SCIC, upon the occurrence of the earlier of a Liquidity Event or the Plan Termination Date, which is the seventh anniversary of the plan’s effective date, as follows:

Equity Value of SCIC	Percentage Used for LTIP Award Pool
First $240 million	2.5%
Next $240 million	7.5%
Over $480 million	15%

•

Individual awards under the Plan (the “Awards”) will be determined by the Compensation Committee of the Company’s Board in consultation with the Company’s CEO and will represent a percentage interest in the LTIP Award Pool.

•

If Vestar sells, redeems, transfers or otherwise disposes of less than 100% of its equity interest in SCIC for cash or marketable securities (a “Partial Liquidity Event”), the Board will determine the Equity Value of SCIC as of the date of such a sale and will calculate the LTIP Award Pool with respect to such Equity Value of SCIC. The resulting LTIP Award Pool will be multiplied by the percentage of Vestar’s aggregate equity interest in SCIC, measured as of the effective date of the Plan, that is sold or disposed of in the transaction.

•

If there are a series of Partial Liquidity Events, the LTIP Award Pool for each such event will take into account the value of SCIC as determined for each previous event, in order to provide participants with the benefits intended under the Plan and to avoid the duplication of benefits.

•

If there has not been a Liquidity Event prior to the Plan Termination Date, the Board will determine the Equity Value of SCIC as of such date and will establish the LTIP Award Pool based on such valuation, calculated as follows:

Equity Value of SCIC	Percentage Used for LTIP Award Pool
First $240 million	1.25%
Next $240 million	3.75%
Over $480 million	7.5%

•

If a participant’s employment with the Company is terminated by the Company for Cause (as defined in the Plan) or he or she resigns from the Company prior to the earliest to occur of the a Liquidity Event and the LTIP Termination Date, the participant will forfeit his or her Award and immediately cease to participate in the Plan.

•

If a participant’s employment with the Company is terminated (i) by the Company without Cause or (ii) as a result of death or Disability, the participant will vest in his or her award based on the numbers of full years that have elapsed between the date of the Award (the “Grant Date”) and the termination date as set forth below:

Date of Termination	PercentageVested
Prior to the 1st anniversary of Grant Date	0%
On or after the 1st anniversary of Grant Date and prior to the 2nd anniversary of Grant Date	20%
On or after 2nd anniversary of Grant Date and prior to the 3rd anniversary of Grant Date	40%
On or after 3rd anniversary of Grant Date and prior to 4th anniversary of Grant Date	60%
On or after the 4th anniversary of Grant Date and prior to the 5th anniversary of Grant Date	80%
On or after 5th anniversary of Grant Date	100%

•

Generally, Awards will not be paid until the earliest to occur of (x) a Change in Control (as defined in the Plan) or (y) the LTIP Termination Date. If there is a Partial Liquidity Event or a Liquidity Event that does not result in a Change in Control prior to the date of a Change in Control or the Plan Termination Date, Award payments will be credited to a Company bookkeeping account that will earn interest at a rate equal to that of the 10-year Treasury Note as in effect as of the last day of the previous calendar quarter plus 2 percentage points, compounded quarterly.

On October 1, 2007, the Board granted ten percent of the LTIP Award Pool to the President and CEO, and five percent of the LTIP Award Pool to each of the current executive officers of the Company (including the Chief Financial Officer, the Executive Vice President and General Counsel and the Executive Vice President – Supply Chain, the latter two of whom were named executive officers). In addition, the Board reserved three percent of the LTIP Award Pool to be awarded to the CIO, which position is currently vacant, when such individual is appointed.

A copy of the LTIP is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01	Exhibits.

(d)	The following is filed as an exhibit to this report pursuant to Item 5.02(e):

10.38	Solo Cup Company Management Long Term Incentive Plan*

*	Indicates a management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLO CUP COMPANY

By:	/s/ Robert M. Korzenski
Robert M. Korzenski
Chief Executive Officer and President

Date: October 2, 2007

Exhibit Index

Exhibit No.	Description
10.38	Solo Cup Company Management Long Term Incentive Plan*

*	Indicates a management contract or compensatory plan or arrangement.